HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Free Writing Prospectus
Filed pursuant to Rule 433
Registration No. 333-132348-01
July 16, 2007

Important Information

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free at 1-866-811-8049.

Certificates

Class	Approximate Size ($)(1)		Coupon(2)	Day Count	Exp. WAL (Call/Mat) (3)(4)		Exp Prin Win (Call/Mat) (3)(4)	Type	Exp. Ratings (Mdy/S&P/F)	Payment Delay Days	ERISA Eligible
A-S	[315,100,000	]	1 m L+[ ]	Act/360	[2.37/2.59	]	[1-83/1-176]	Pro Rata(5)	Aaa/AAA/AAA	0	Yes
A-M	[78,700,000	]	1 m L+[ ]	Act/360	[2.37/2.59	]	[1-83/1-176]	Pro Rata(5)	Aaa/AAA/AAA	0	Yes
A-1	[333,600,000	]	1 m L+[ ]	Act/360	[0.80/0.80	]	[1-18/1-18]	Sequential	Aaa/AAA/AAA	0	Yes
A-2	[156,800,000	]	1 m L+[ ]	Act/360	[2.00/2.00	]	[18-29/18-29]	Sequential	Aaa/AAA/AAA	0	Yes
A-3	[98,700,000	]	1 m L+[ ]	Act/360	[3.00/3.00	]	[29-51/29-51]	Sequential	Aaa/AAA/AAA	0	Yes
A-4	[137,900,000	]	1 m L+[ ]	Act/360	[6.12/7.32	]	[51-83/51-176]	Sequential	Aaa/AAA/AAA	0	Yes
M-1	[62,100,000	]	1 m L+[ ]	Act/360	[5.14/5.78	]	[43-83/43-151]	Sequential	[Aa1/AA+/AA+]	0	No
M-2	[52,400,000	]	1 m L+[ ]	Act/360	[5.08/5.69	]	[41-83/41-145]	Sequential	[Aa2/AA/AA]	0	No

Final Scheduled Distribution Date: [November 20, 2036]

Notes:

(1)	The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.
(2)	The Certificates will be subject to a Net Rate Cap as described herein.
(3)

The Certificates are priced to a 10% optional clean-up call (as a percentage of the aggregate initial principal amount of the Certificates). Margins on the Class A-S, A-M, A-1, A-2, A-3 and A-4 Certificates are equal to two times their respective initial margins for any Interest Accrual Period relating to a Distribution Date after the Optional Termination Date. Margins on the Class M-1 and M-2 Certificates are equal to 1.5 times their respective initial margins for any Interest Accrual Period relating to a Distribution Date after the Optional Termination Date.

(4)	Based on the prepayment Pricing Speed as described below.
(5)	On the Credit Support Depletion Date and on each Distribution Date thereafter, the Class A-S and Class A-M Certificates shall receive principal distributions sequentially.

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Offered Certificates:	The Class A-S, A-M, A-1, A-2, A-3, A-4, M-1 and M-2 Certificates.

Pricing Speed:	100% PPC: 100% PPC assumes on a seasoning adjusted basis that prepayments start at 0% CPR in month one, increase by approximately 1.3158% each month to 25% CPR in month twenty, and remain at 25% CPR thereafter.

Lead Manager:	HSBC Securities (USA) Inc.
(HSBC Securities (USA) Inc. is an affiliate of HSBC Finance, the Sellers and the Depositor).

Co-Managers:	[ ]

Expected Pricing Date:	On or about [ ], 2007.

Expected Closing Date:	On or about [ ], 2007.

Tax Status:	For federal income tax purposes, the trust will be treated as a real estate mortgage investment conduit (“REMIC”).

ERISA Eligibility:	The Class A Certificates are expected to be ERISA eligible subject to the considerations described in the Prospectus and Prospectus Supplement. The Class M-1 and Class M-2 certificates are not ERISA eligible.

SMMEA Eligibility:	The Offered Certificates will NOT constitute “mortgage related securities” for purposes of SMMEA.

Distribution Dates:	The 20th of each month, or if such day is not a business day, the next succeeding business day, beginning in September 2007.

Issuing Entity:	HSBC Home Equity Loan Trust (USA).

Sellers:	Wholly-owned subsidiaries of HSBC Finance Corporation, including subsidiaries of Beneficial Company LLC.

Certificates:	Closed-End Home Equity Loan Asset-Backed Certificates, (the “Certificates”).

Certificate Group 1:	The Class A-S and A-M Certificates.

Certificate Group 2:	The Class A-1, A-2, A-3 and A-4 Certificates.

Class A Certificates:	The Class A-S, A-M, A-1, A-2, A-3 and A-4 Certificates.

Payment Delay Days:	0 days.

Residual Certificate:	The Issuing Entity will issue a Residual Certificate that will be initially retained by the Depositor.

Depositor:	HSBC Home Equity Loan Corporation II.

Sponsor and Servicer:	HSBC Finance Corporation (“HSBC Finance”).

Trustee:	U.S. Bank National Association.

Administrator:	HSBC Bank USA, National Association.

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Servicing Fee:	0.50% per annum of the outstanding principal balance of each Home Equity Loan as of the first day of the related Collection Period.

Cut-Off Date:	The close of business on July 10, 2007.

Home Equity Loans:	As of the Cut-Off Date, the Home Equity Loans consist of 10,533 closed-end, declining or fixed rate, fully amortizing Home Equity Loans with an aggregate principal balance of approximately
$1,496,366,488 as of the Cut-Off Date. The Home Equity Loans are secured by first or second liens on one-to-four family residential properties. All of the Home Equity Loans are actuarial
Home Equity Loans that provide for payments in monthly installments, including interest equal to one-twelfth of the applicable interest rate times the unpaid principal balance, with any remainder of the payment applied to principal and other amounts that are due.

For collateral statistics please see the “Description of the Cut-Off Date Collateral” below.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (i.e. settle flat, 0 delay days).

Collection Period:	With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs, except that with respect to the initial Distribution Date, the Collection Period is the period beginning on the day immediately following the Cut-Off Date and ending on August 31, 2007.

Interest Accrual Period:	The Interest Accrual Period with respect to any Distribution Date (other than the first Distribution Date) will be the period beginning with the previous Distribution Date and ending on the day prior to such Distribution Date. For the first Distribution Date, there will be two Interest Accrual Periods (and two corresponding LIBOR determination dates), the first of which will begin on the Closing Date and end on August 19, 2007, and the second of which will begin on August 20, 2007 and end on the day prior to the first Distribution Date. Interest will accrue during each Interest Accrual Period on an actual/360 day count basis.

Form of Offered Certificates:	Book entry form, same day funds (through DTC, and if applicable, Euroclear and Clearstream).

Optional Termination Date:	On the Distribution Date immediately following the Distribution Date on which the aggregate principal balance of the Certificates falls below 10% of the aggregate principal balance of the Certificates on the Closing Date after giving effect to distributions on that Distribution Date (such immediately following Distribution Date being referred to herein as the “Optional Termination Date”), the Servicer will have the option to purchase, or to cause one or more of its affiliates to purchase, the remaining Home Equity Loans from the Issuing Entity. To the extent that the Servicer does not exercise its optional termination on the Optional Termination Date, then with respect to any Interest Accrual Period relating to a Distribution Date thereafter, the Offered Certificates will be subject to a Step-up Coupon as described below.

Monthly Servicer Advances:	The Servicer will not make advances relating to delinquent payments of principal and interest with respect to any Home Equity Loan included in the assets of the Issuing Entity.

Compensating Interest:	The Servicer is obligated to offset the aggregate Prepayment Interest Shortfall for any Distribution Date to the extent of its aggregate Servicing Fee for such Distribution Date. Any Compensating Interest remitted by the Servicer for any Distribution Date will be considered to be part of the net interest collections, and hence, part of the Available Distribution Amount, for such Distribution Date.

Credit Enhancement:

1)      Excess Interest: Because more interest is expected to be paid by the borrowers than is necessary to pay interest on the Offered Certificates and other expenses of the Issuing Entity each month, there is expected to be excess interest which may be used to make additional distributions of principal on the Offered Certificates.

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

2)      Overcollateralization: The excess of the aggregate principal balance of the Home Equity Loans over the aggregate principal balance of the Offered Certificates represents overcollateralization which will absorb losses on the Home Equity Loans to the extent not covered by Excess Interest. The overcollateralization will be represented by the Residual Certificate, which will initially be held by the Depositor. The Excess Interest described above will be distributed to the Offered Certificates as principal if the Interim Overcollateralization Amount is below the required level. This will reduce the principal balance of the Offered Certificates faster than the principal balance of the Home Equity Loans until the Targeted Overcollateralization Amount is reached. As of the Closing Date, the Overcollateralization Amount will be approximately equal to the Targeted Overcollateralization Amount.

3)      Subordination: Distributions of interest will be made first concurrently to the Class A Certificates pro rata, then to the Class M-1 Certificates, and then to the Class M-2 Certificates, in that order, as described in further detail below under “Principal and Interest Distributions.” Distributions of principal will be made first to the Class A Certificates and then sequentially to the Class M-1 and Class M-2 Certificates, in that order, as described in further detail below under “Principal and Interest Distributions.” To the extent that funds available to pay interest and/or principal are insufficient, the classes of Offered Certificates with higher relative distribution priorities will receive distributions of interest and/or principal prior to the classes of Offered Certificates with lower relative distribution priorities, as described in further detail below under “Principal and Interest Distributions”.

Targeted Overcollateralization Amount:	With respect to any Distribution Date (x) prior to the Stepdown Date, an amount equal to [17.45]% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date, and (y) on and after the Stepdown Date and on which a Trigger Event is not in effect, the greater of (i) [34.90]% of the aggregate principal balance of the Home Equity Loans as of the last day of the related Collection Period and (ii) [1.00]% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date, or (z) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Interim Overcollateralization Amount:	With respect to any Distribution Date, the excess, if any, of (x) the aggregate principal balance of the Home Equity Loans as of the last day of the related Collection Period over (y) (1) the aggregate principal balance of the Offered Certificates immediately prior to such Distribution Date minus (2) the principal collections received on the Home Equity Loans during the related Collection Period.

Interim Overcollateralization Deficiency:	With respect to any Distribution Date, the excess, if any, of the Targeted Overcollateralization Amount for such Distribution Date over the Interim Overcollateralization Amount for such Distribution Date.

Overcollateralization Release Amount:	With respect to any Distribution Date, the amount (but not in excess of the principal collections received during the related Collection Period) equal to the excess, if any, of (i) the Interim Overcollateralization Amount for such Distribution Date over (ii) the Targeted Overcollateralization Amount for such Distribution Date.

Overcollateralization Amount:	With respect to any Distribution Date, the excess, if any, of (x) the aggregate principal balance of the Home Equity Loans as of the last day of the related Collection Period over (y) the aggregate principal balance of the Offered Certificates (after taking into account any distributions of principal on such Distribution Date). The initial overcollateralization amount will be equal to approximately [17.45]% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

Stepdown Date:	The earlier of (i) the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero and (ii) the later of (x) the Distribution Date in September 2010 and (y) the first Distribution Date on which the aggregate principal balance of the Class A Certificates (after taking into account any anticipated distributions of principal on such Distribution Date) is less than or equal to [49.80]% of the aggregate principal balance of the Home Equity Loans as of the last day of the Collection Period.

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Prepayment Interest Shortfall:	With respect to any Distribution Date and any Home Equity Loans that were prepaid in full in the related Collection Period, an aggregate amount equal to the excess, if any, of (x) thirty days’
interest on the aggregate outstanding principal balance of such Home Equity Loans at their respective net loan rates, over (y) the aggregate amount of interest actually remitted by the related borrowers in connection with such principal prepayments in full.

Trigger Event:	Will be in effect on any Distribution Date on or after the Stepdown Date on which either (i) the three month rolling average of the Two Payment Plus Delinquency Percentage for such Distribution Date equals or exceeds [11.50]%, or (ii) the Cumulative Loss Percentage for such Distribution Date exceeds the percentage for such Distribution Date set forth below.

Two Payment Plus Delinquency Percentage:	With respect to any Collection Period, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate of the principal balances of all Home Equity Loans that are (i) two (2) or more payments contractually delinquent, in bankruptcy or in foreclosure and (ii) REO Home Equity Loans, and the denominator of which is the aggregate principal balance of the Home Equity Loans as of the end of such Collection Period.

Cumulative Loss Percentage:	With respect to any Distribution Date on or after the Stepdown Date, the fraction (expressed as a percentage) obtained by dividing (i) the cumulative realized losses through the end of such Collection Period by (ii) the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

Cumulative Loss Percentage Trigger:	With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event will be in effect if the Cumulative Loss Percentage exceeds the values defined below:

Distribution Dates	Cumulative Loss Percentage
September 2010 – August 2011	[6.10%]
September 2011 – August 2012	[10.35%]
September 2012 – August 2013	[13.25%]
September 2013 and thereafter	[14.50%]

Applied Realized Loss Amount:	With respect to any Distribution Date on which either the Class M-1 or Class M-2 Certificates are outstanding, if after giving effect to all distributions on such Distribution Date, the aggregate principal balance of the Offered Certificates exceeds the aggregate principal balance of the
Home Equity Loans, the principal balances of the Class M-1 and M-2 Certificates will be reduced by such excess, first to the Class M-2 Certificates, until such class has been reduced to zero; and second to the Class M-1 Certificates, until such class has been reduced to zero. Any such reduction will be an “Applied Realized Loss Amount.” If the principal balance of a class is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the principal balance after giving effect to such reduction. The principal balances of the Class A Certificates will not be reduced on account of the Applied Realized Loss Amounts even if the principal balances of the Class M-1 and M-2 certificates have been reduced to zero.

Unpaid Realized Loss Amount:	With respect to each Distribution Date and each of the Class M-1 and M-2 Certificates, the excess, if any, of (i) the sum of all Applied Realized Loss Amounts with respect to each such class on all previous Distribution Dates over (ii) the sum of all distributions in reduction of such Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to the Class M-1 and M-2 Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the principal balance of that class.

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Certificate Group 1 Percentage:	With respect to any Distribution Date, the quotient, expressed as a decimal, of the aggregate principal balance of the Certificates in Certificate Group 1 immediately prior to such
Distribution Date, divided by the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date.

Certificate Group 2 Percentage:	With respect to any Distribution Date, the quotient, expressed as a decimal, of the aggregate principal balance of the Certificates in Certificate Group 2 immediately prior to such Distribution Date, divided by the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date.

Credit Support Depletion Date:	The first Distribution Date following the Distribution Date on which the aggregate principal balances of the Class M-1 and M-2 Certificates and the Overcollateralization Amount have been reduced to zero.

Principal and Interest Distribution Priority:	On each Distribution Date, the Administrator will pay amounts on deposit in the collection account, to the extent of the Available Distribution Amount in the following order:

(I)     concurrently to the holders of each class of Class A Certificates, pro rata based on each class’ respective entitlement, the Current Interest and any Interest Carry Forward Amount for each such class and Distribution Date;

(II) to the holders of the Class M-1 Certificates, the Current Interest and Interest Carry Forward Amount for such class and Distribution Date; and

(III) to the holders of the Class M-2 Certificates, the Current Interest and Interest Carry Forward Amount for such class and Distribution Date.

On each Distribution Date (a) prior to the Stepdown Date or (b) on and after the Stepdown Date and with respect to which a Trigger Event is in effect, the Principal Distribution Amount shall be paid, to the extent of the Available Distribution Amount remaining after distributions of interest have been made pursuant to (I), (II) and (III) above, in the following amounts and order of priority:

(1) To the holders of the Class A Certificates, concurrently and pro rata as follows:

(a) to the holders of Certificates in Certificate Group 1, the Certificate Group 1 Percentage of the Principal Distribution Amount:

(i)     with respect to any Distribution Date prior to the Credit Support Depletion Date, concurrently to the Class A-S and Class A-M certificates, pro-rata, until the principal balances thereof have been reduced to zero;

(ii)    with respect to any Distribution Date on or after the Credit Support Depletion Date, sequentially to the Class A-S and Class A-M Certificates, in that order, in each case until the principal balance thereof has been reduced to zero;

(b) to the holders of Certificates in Certificate Group 2, the Certificate Group 2 Percentage of the Principal Distribution Amount as follows:

(i) first, to the holders of the Class A-1 Certificates until the principal balance thereof has been reduced to zero;

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

(ii) second, to the holders of the Class A-2 Certificates until the principal balance thereof has been reduced to zero;

(iii) third, to the holders of the Class A-3 Certificates until the principal balance thereof has been reduced to zero; and

(iv) fourth, to the holders of the Class A-4 Certificates until the principal balance thereof has been reduced to zero;

(2) To the holders of the Class M-1 Certificates until the principal balance thereof has been reduced to zero; and

(3) To the holders of the Class M-2 Certificates until the principal balance thereof has been reduced to zero.

On each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the Principal Distribution Amount shall be paid, to the extent of the Available Distribution Amount remaining after distributions of interest have been made pursuant to (I), (II) and (III) above, in the following amounts and order of priority:

(1) To the holders of the Class A Certificates, concurrently and pro rata as follows:

(a) to the holders of Certificates in Certificate Group 1, the Certificate Group 1 Percentage of the Class A Principal Distribution Amount:

(i)     with respect to any Distribution Date prior to the Credit Support Depletion Date, concurrently to the Class A-S and Class A-M certificates, pro-rata, until the principal balances thereof have been reduced to zero;

(ii)    with respect to any Distribution Date on or after the Credit Support Depletion Date, sequentially to the Class A-S and Class A-M Certificates, in that order, in each case until the principal balance thereof has been reduced to zero;

(b) to the holders of Certificates in Certificate Group 2, the Certificate Group 2 Percentage of the Class A Principal Distribution Amount as follows:

(i) first, to the holders of the Class A-1 Certificates until the principal balance thereof has been reduced to zero;

(ii) second, to the holders of the Class A-2 Certificates until the principal balance thereof has been reduced to zero;

(iii) third, to the holders of the Class A-3 Certificates until the principal balance thereof has been reduced to zero; and

(iv) fourth, to the holders of the Class A-4 Certificates until the principal balance thereof has been reduced to zero;

(2) To the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the principal balance thereof has been reduced to zero; and

(3) To the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the principal balance thereof has been reduced to zero.

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

With respect to any Distribution Date, any Available Distribution Amount remaining following the distributions of interest pursuant to clauses (I), (II) and (III) above and the distribution of the
Principal Distribution Amount as described above will be paid as follows:

(1) to the holders of the Class M-1 Certificates, any Unpaid Realized Loss Amount for such class;

(2) to the holders of the Class M-2 Certificates, any Unpaid Realized Loss Amount for such class;

(3)    concurrently, to the holders of the Offered Certificates, the Net Rate Carryover Amounts for each such class and Distribution Date, pro rata based on each class’ respective Net Rate Carryover Amount; and

(4) to the holders of the Residual Certificates.

Monthly Excess Cashflow:	With respect to any Distribution Date, the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum of (i) interest distributions on the Offered Certificates pursuant to clauses (I), (II) and (III) above, and (ii) the principal collections for the related Collection Period.

Net Rate Cap:	With respect to the first Distribution Date, 8.44% per annum and with each subsequent Distribution Date, a per annum rate equal to the weighted average of the net loan rates of the Home Equity Loans (adjusted as required by the Relief Act and/or any other federal, state or local regulation), in each case outstanding as of the first day of the related Collection Period, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the number of days in the related Interest Accrual Period.

Pass-Through Rate:	Each class of Offered Certificates will accrue interest during each Interest Accrual Period at a rate per annum equal to the lesser of (i) the Formula Rate for such class and Interest Accrual Period and (ii) the Net Rate Cap for the related Distribution Date.

Formula Rate:	With respect to each class of the Offered Certificates and their respective Interest Accrual Period, a per annum rate equal to the sum of (a) 1-month LIBOR for such Interest Accrual Period and (b) the applicable margin for such class and Interest Accrual Period.

Current Interest:	With respect to the first Distribution Date and each class of Offered Certificates, an amount equal to interest accrued during the two Interest Accrual Periods for the first Distribution Date on the principal balance of such class of Certificates immediately prior to that Distribution Date at the Pass-Through Rates for each class and Interest Accrual Periods, With respect to any subsequent Distribution Date and each class of Offered Certificates, an amount equal to interest accrued during the related Interest Accrual Period on the principal balance of such class of Certificates immediately prior to the Distribution Date at the applicable Pass-Through Rate.

Interest Carry Forward Amount:	With respect to any Distribution Date and each class of Offered Certificates, the sum of (x) the amount, if any, by which (i) the sum of the Current Interest and any unpaid Interest Carry Forward Amount from the immediately preceding Distribution Date for such class of Certificates exceeded (ii) the amount of the actual distributions in respect of such amounts made to such class of Certificates on such immediately preceding Distribution Date plus (y) interest on such excess calculated for the related Interest Accrual Period at the related Pass-Through Rate.

Net Rate Carryover Amount:	With respect to any Distribution Date and each class of Offered Certificates, the sum of (i) the excess, if any, of interest accrued on such class of Certificates during the related Interest Accrual Period at the applicable Formula Rate over interest due on such class of Certificates at the applicable Pass-Through Rate; (ii) any Net Rate Carryover Amount for such class remaining unpaid from the immediately preceding Distribution Date; and (iii) interest on the amount in clause (ii) at the applicable Formula Rate.

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Step-up Coupon:	If the optional termination right is not exercised by the Servicer on the Optional Termination
Date, then with respect to any Interest Accrual Period relating to a Distribution Date following the Optional Termination Date, the margins on the Class A-S, A-M, A-1, A-2, A-3 and A-4
Certificates will be equal to two times their related initial margins and the margins on the Class
M-1 and M-2 Certificates will be equal to 1.5 times their related initial margins.

Available Distribution Amount:	The sum of (a) principal and net interest collections received on the Home Equity Loans during the related Collection Period only and (b) any amounts required to be paid in connection with the termination of the Issuing Entity.

Principal Distribution Amount:	With respect to any Distribution Date, the sum of (a) the principal collections received on the Home Equity Loans during the related Collection Period plus (b) the Extra Principal Distribution Amount, if any, minus (c) for Distribution Dates occurring on and after the Stepdown Date and with respect to which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any.

Extra Principal Distribution Amount:	With respect to any Distribution Date, the lesser of (i) the Monthly Excess Cashflow and (ii) the Interim Overcollateralization Deficiency.

Class A Principal Distribution Amount:	With respect to any Distribution Date, the excess of (x) the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [49.80]% and (ii) the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period and (B) the excess, if any, of the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period over [1.00]% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

Class M-1 Principal Distribution Amount:	With respect to any Distribution Date, the excess, if any, of (a) the sum of (1) the aggregate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (2) the principal balance of the Class M-1 Certificates immediately prior to such Distribution Date over (b) the lesser of (1) the product of (x) [58.10]% and (y) the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period and (2) the excess, if any, of the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period over [1.00]% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

Class M-2 Principal Distribution Amount:	With respect to any Distribution Date, the excess, if any, of (a) the sum of (1) the aggregate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (2) the principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (3) the Class M-2 certificate principal balance immediately prior to such Distribution Date over (b) the lesser of (1) the product of (x) [65.10]% and (y) the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period and (2) the excess, if any, of the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period over 1.00% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Certificate Summary (To Call)

Classes A-S and A-M
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	15.38	4.59	3.19	2.37	1.72	1.27	0.93
First Principal Distribution Date	Sep07	Sep07	Sep07	Sep07	Sep07	Sep07	Sep07
Last Principal Distribution Date	Apr34	Sep20	Oct16	Jul14	Jan13	Jul10	Sep09
Principal Distribution Window (Months)	320	157	110	83	65	35	25

Classes A-1
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	8.53	1.47	1.03	0.80	0.66	0.56	0.43
First Principal Distribution Date	Sep07	Sep07	Sep07	Sep07	Sep07	Sep07	Sep07
Last Principal Distribution Date	Apr22	Jul10	Aug09	Feb09	Oct08	Aug08	May08
Principal Distribution Window (Months)	176	35	24	18	14	12	9

Classes A-2
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	16.94	3.87	2.65	2.00	1.59	1.32	0.97
First Principal Distribution Date	Apr22	Jul10	Aug09	Feb09	Oct08	Aug08	May08
Last Principal Distribution Date	Aug26	Jun12	Dec10	Jan10	Jul09	Mar09	Sep08
Principal Distribution Window (Months)	53	24	17	12	10	8	5

Class A-3
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	21.43	6.46	4.44	3.00	2.26	1.85	1.33
First Principal Distribution Date	Aug26	Jun12	Dec10	Jan10	Jul09	Mar09	Sep08
Last Principal Distribution Date	Jan31	Nov15	Apr13	Nov11	Feb10	Aug09	Jan09
Principal Distribution Window (Months)	54	42	29	23	8	6	5

Class A-4
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	25.84	11.62	8.12	6.12	4.06	2.52	1.79
First Principal Distribution Date	Jan31	Nov15	Apr13	Nov11	Feb10	Aug09	Jan09
Last Principal Distribution Date	Apr34	Sep20	Oct16	Jul14	Jan13	Jul10	Sep09
Principal Distribution Window (Months)	40	59	43	33	36	12	9

Class M-1
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	23.90	9.37	6.52	5.14	5.03	3.07	2.15
First Principal Distribution Date	May26	Apr12	Oct10	Mar11	Jan12	Jul10	Sep09
Last Principal Distribution Date	Apr34	Sep20	Oct16	Jul14	Jan13	Aug10	Sep09
Principal Distribution Window (Months)	96	102	73	41	13	2	1

Class M-2
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	23.89	9.37	6.51	5.08	4.64	3.07	2.15
First Principal Distribution Date	May26	Apr12	Oct10	Jan11	Aug11	Aug10	Sep09
Last Principal Distribution Date	Apr34	Sep20	Oct16	Jul14	Jan13	Aug10	Sep09
Principal Distribution Window (Months)	96	102	73	43	18	1	1

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Certificate Summary (To Maturity)

Classes A-S and A-M
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	15.45	4.96	3.49	2.59	1.90	1.27	0.93
First Principal Distribution Date	Sep07	Sep07	Sep07	Sep07	Sep07	Sep07	Sep07
Last Principal Distribution Date	Jan36	Oct31	Jul26	Apr22	Apr19	Jul10	Sep09
Principal Distribution Window (Months)	341	290	227	176	140	35	25

Classes A-1
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	8.53	1.47	1.03	0.80	0.66	0.56	0.43
First Principal Distribution Date	Sep07	Sep07	Sep07	Sep07	Sep07	Sep07	Sep07
Last Principal Distribution Date	Apr22	Jul10	Aug09	Feb09	Oct08	Aug08	May08
Principal Distribution Window (Months)	176	35	24	18	14	12	9

Classes A-2
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	16.94	3.87	2.65	2.00	1.59	1.32	0.97
First Principal Distribution Date	Apr22	Jul10	Aug09	Feb09	Oct08	Aug08	May08
Last Principal Distribution Date	Aug26	Jun12	Dec10	Jan10	Jul09	Mar09	Sep08
Principal Distribution Window (Months)	53	24	17	12	10	8	5
Class A-3
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	21.43	6.46	4.44	3.00	2.26	1.85	1.33
First Principal Distribution Date	Aug26	Jun12	Dec10	Jan10	Jul09	Mar09	Sep08
Last Principal Distribution Date	Jan31	Nov15	Apr13	Nov11	Feb10	Aug09	Jan09
Principal Distribution Window (Months)	54	42	29	23	8	6	5

Class A-4
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	26.24	13.56	9.68	7.32	5.03	2.52	1.79
First Principal Distribution Date	Jan31	Nov15	Apr13	Nov11	Feb10	Aug09	Jan09
Last Principal Distribution Date	Jan36	Oct31	Jul26	Apr22	Apr19	Jul10	Sep09
Principal Distribution Window (Months)	61	192	160	126	111	12	9

Class M-1
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	24.12	10.42	7.35	5.78	5.54	7.12	4.53
First Principal Distribution Date	May26	Apr12	Oct10	Mar11	Jan12	Jul10	Sep09
Last Principal Distribution Date	Nov35	Jul29	Jan24	Mar20	Aug17	Feb17	Mar14
Principal Distribution Window (Months)	115	208	160	109	68	80	55

Class M-2
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	24.12	10.38	7.31	5.69	5.13	5.32	3.94
First Principal Distribution Date	May26	Apr12	Oct10	Jan11	Aug11	Feb12	Dec10
Last Principal Distribution Date	Oct35	Oct28	May23	Sep19	Feb17	May15	Dec12
Principal Distribution Window (Months)	114	199	152	105	67	40	25

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Available Funds Schedule (1)

Period	Distribution Date	Class A-S Cap (%)[2]	Class A-M Cap (%)[2]	Class A-1 Cap (%)[2]	Class A-2 Cap (%)[2]	Class A-3 Cap (%)[2]	Class A-4 Cap (%)[2]	Class M-1 Cap (%)[2]	Class M-2 Cap (%)[2]
1	20-Sep-07	8.92	8.92	8.91	8.92	8.92	8.93	8.93	8.93
2	20-Oct-07	10.28	10.30	10.32	10.24	10.25	10.27	10.27	10.29
3	20-Nov-07	9.99	10.01	10.06	9.93	9.94	9.96	9.96	9.98
4	20-Dec-07	10.38	10.39	10.50	10.28	10.29	10.32	10.32	10.33
5	20-Jan-08	10.10	10.11	10.27	9.97	9.99	10.01	10.01	10.02
6	20-Feb-08	10.15	10.17	10.40	9.99	10.01	10.03	10.03	10.05
7	20-Mar-08	10.92	10.94	11.30	10.71	10.72	10.75	10.75	10.77
8	20-Apr-08	10.29	10.30	10.77	10.04	10.06	10.08	10.08	10.10
9	20-May-08	10.71	10.72	11.38	10.40	10.42	10.45	10.45	10.47
10	20-Jun-08	10.44	10.46	11.31	10.10	10.11	10.14	10.14	10.16
11	20-Jul-08	10.87	10.89	12.07	10.46	10.48	10.50	10.51	10.52
12	20-Aug-08	10.60	10.62	12.16	10.15	10.17	10.19	10.20	10.21
13	20-Sep-08	10.69	10.71	12.82	10.18	10.20	10.22	10.23	10.24
14	20-Oct-08	11.15	11.16	14.24	10.55	10.57	10.60	10.60	10.62
15	20-Nov-08	10.88	10.90	15.28	10.24	10.26	10.28	10.29	10.30
16	20-Dec-08	11.35	11.37	18.67	10.61	10.63	10.66	10.66	10.68
17	20-Jan-09	11.09	11.12	24.88	10.30	10.32	10.34	10.35	10.37
18	20-Feb-09	11.21	11.23	68.71	10.33	10.35	10.38	10.38	10.40
19	20-Mar-09	12.54	12.57	0.00	11.62	11.49	11.52	11.52	11.54
20	20-Apr-09	11.46	11.48	0.00	10.79	10.41	10.44	10.44	10.46
21	20-May-09	11.98	12.00	0.00	11.52	10.79	10.82	10.82	10.84
22	20-Jun-09	11.73	11.76	0.00	11.58	10.47	10.50	10.50	10.52
23	20-Jul-09	12.28	12.31	0.00	12.54	10.85	10.88	10.88	10.91
24	20-Aug-09	12.05	12.08	0.00	12.88	10.53	10.56	10.57	10.59
25	20-Sep-09	12.22	12.25	0.00	13.94	10.57	10.60	10.60	10.62
26	20-Oct-09	12.82	12.85	0.00	16.11	10.95	10.99	10.99	11.01
27	20-Nov-09	12.60	12.64	0.00	18.49	10.63	10.66	10.67	10.69
28	20-Dec-09	13.24	13.28	0.00	25.97	11.02	11.05	11.06	11.08
29	20-Jan-10	13.04	13.08	0.00	55.94	10.70	10.73	10.73	10.76
30	20-Feb-10	13.29	13.33	0.00	0.00	10.88	10.77	10.77	10.79
31	20-Mar-10	15.00	15.05	0.00	0.00	12.51	11.95	11.96	11.98
32	20-Apr-10	13.84	13.89	0.00	0.00	11.84	10.83	10.83	10.86
33	20-May-10	14.63	14.68	0.00	0.00	12.97	11.23	11.23	11.26
34	20-Jun-10	14.49	14.55	0.00	0.00	13.58	10.90	10.90	10.93
35	20-Jul-10	15.36	15.42	0.00	0.00	15.65	11.30	11.30	11.33
36	20-Aug-10	15.28	15.34	0.00	0.00	17.90	10.97	10.97	11.00
37	20-Sep-10	79.23	79.82	0.00	0.00	157.30	34.86	34.89	35.15
38	20-Oct-10	79.63	80.23	0.00	0.00	157.19	35.57	35.60	35.87
39	20-Nov-10	74.94	75.50	0.00	0.00	147.03	34.01	34.04	34.30
40	20-Dec-10	75.31	75.87	0.00	0.00	146.87	34.70	34.73	34.99
41	20-Jan-11	69.13	69.65	0.00	0.00	133.75	32.48	32.51	32.75
42	20-Feb-11	32.88	33.09	0.00	0.00	58.82	18.18	18.19	18.37

1)	Assumes that 1-month LIBOR instantaneously increases to 20.00% and run at the pricing speed.
2)	Includes any Net Rate Carryover Amount.

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Available Funds Schedule Cont.(1)

Period	Distribution Date	Class A-S Cap (%)[2]	Class A-M Cap (%)[2]	Class A-1 Cap (%)[2]	Class A-2 Cap (%)[2]	Class A-3 Cap (%)[2]	Class A-4 Cap (%)[2]	Class M-1 Cap (%)[2]	Class M-2 Cap (%)[2]
43	20-Mar-11	35.67	35.90	0.00	0.00	63.40	19.96	19.98	22.41
44	20-Apr-11	31.58	31.78	0.00	0.00	55.72	17.91	18.14	22.39
45	20-May-11	31.99	32.20	0.00	0.00	56.07	18.38	20.01	23.22
46	20-Jun-11	30.37	30.56	0.00	0.00	52.85	17.66	20.91	22.54
47	20-Jul-11	30.85	31.05	0.00	0.00	54.47	18.12	23.45	23.36
48	20-Aug-11	29.85	30.04	0.00	0.00	65.72	17.41	22.76	22.68
49	20-Sep-11	29.84	30.03	0.00	0.00	90.75	17.29	22.82	22.74
50	20-Oct-11	30.82	31.02	0.00	0.00	164.37	17.74	23.64	23.56
51	20-Nov-11	29.82	30.01	0.00	0.00	1100.48	17.05	22.94	22.87
52	20-Dec-11	30.81	31.01	0.00	0.00	0.00	17.68	23.75	23.69
53	20-Jan-12	29.81	30.00	0.00	0.00	0.00	17.21	23.04	22.98
54	20-Feb-12	29.80	30.00	0.00	0.00	0.00	17.31	23.09	23.03
55	20-Mar-12	31.85	32.06	0.00	0.00	0.00	18.59	24.74	24.67
56	20-Apr-12	29.79	29.99	0.00	0.00	0.00	17.48	23.19	23.13
57	20-May-12	30.78	30.99	0.00	0.00	0.00	18.15	24.01	23.95
58	20-Jun-12	29.78	29.98	0.00	0.00	0.00	17.64	23.28	23.23
59	20-Jul-12	30.77	30.98	0.00	0.00	0.00	18.31	24.10	24.05
60	20-Aug-12	29.78	29.98	0.00	0.00	0.00	17.79	23.36	23.32
61	20-Sep-12	29.78	29.98	0.00	0.00	0.00	17.86	23.40	23.36
62	20-Oct-12	30.77	30.98	0.00	0.00	0.00	18.53	24.22	24.18
63	20-Nov-12	29.78	29.98	0.00	0.00	0.00	18.00	23.48	23.44
64	20-Dec-12	30.77	30.98	0.00	0.00	0.00	18.66	24.30	24.27
65	20-Jan-13	29.78	29.99	0.00	0.00	0.00	18.12	23.55	23.52
66	20-Feb-13	29.78	29.99	0.00	0.00	0.00	18.18	23.59	23.56
67	20-Mar-13	32.97	33.21	0.00	0.00	0.00	20.18	26.15	26.12
68	20-Apr-13	29.78	29.99	0.00	0.00	0.00	18.28	23.65	23.63
69	20-May-13	30.78	31.00			0.00	18.95	24.47	24.45
70	20-Jun-13	29.79	30.00			0.00	18.39	23.71	23.69
71	20-Jul-13	30.78	31.01			0.00	19.05	24.54	24.52
72	20-Aug-13	29.79	30.01			0.00	18.48	23.77	23.76
73	20-Sep-13	29.80	30.02			0.00	18.53	23.80	23.79
74	20-Oct-13	30.80	31.02			0.00	19.19	24.62	24.61
75	20-Nov-13	29.81	30.03			0.00	18.61	23.86	23.85
76	20-Dec-13	30.81	31.04			0.00	19.27	24.68	24.67
77	20-Jan-14	29.82	30.04			0.00	18.69	23.91	23.90
78	20-Feb-14	29.83	30.05			0.00	18.73	23.94	23.93
79	20-Mar-14	33.03	33.28			0.00	20.77	26.53	26.52
80	20-Apr-14	29.84	30.07			0.00	18.80	23.99	23.98
81	20-May-14	30.84	31.08			0.00	19.46	24.81	24.81
82	20-Jun-14	29.85	30.08			0.00	18.87	24.03	24.04
83	20-Jul-14	30.86	31.10			0.00	19.53	24.86	24.86

1)	Assumes that 1-month LIBOR instantaneously increases to 20.00% and run at the pricing speed.
2)	Includes any Net Rate Carryover Amount.

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Description of the Cut-Off Date Collateral

Summary
Cut-Off Date Loan Principal Balance	$1,496,366,488
Aggregate Number of Loans	10,533
Average Original Loan Principal Balance	$144,361
Average Cut-Off Date Loan Principal Balance	$142,065
Weighted Average Original Combined LTV	89.02%
Weighted Average Interest Rate	8.939%
Weighted Average Remaining Term to Stated Maturity (months)	309
Weighted Average Seasoning (months)	14
Weighted Average FICO Credit Score	621
Product Type — Fixed Rate	100.00%
Fully Amortizing Mortgage Loans	100.00%
Lien Priority — First	96.07%
— Second	3.93%
Occupancy Type — Primary	100.00%
Geographical Distribution—Top 3 States
- Virginia	11.74%
- Florida	8.18%
- California	7.19%
Number of States	45
Loans with Prepayment Penalties	62.82%

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Original Principal Balances of the Home Equity Loans

Original Principal Balances ($)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Weighted Average Interest Rate (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)	Weighted Average Original FICO Score
Up to 50,000.00	1,139	37,587,139	2.51	11.038	76.74	624
50,000.01 - 100,000.00	3,083	225,836,207	15.09	9.671	85.69	625
100,000.01 - 150,000.00	2,381	289,846,159	19.37	9.134	89.81	618
150,000.01 - 200,000.00	1,568	267,434,274	17.87	8.856	89.88	618
200,000.01 - 250,000.00	983	215,772,277	14.42	8.697	89.79	622
250,000.01 - 300,000.00	618	165,849,399	11.08	8.553	90.02	619
300,000.01 - 350,000.00	313	99,911,297	6.68	8.492	90.25	625
350,000.01 - 400,000.00	180	66,220,394	4.43	8.453	90.01	620
400,000.01 and above	268	127,909,342	8.55	8.273	90.84	616

Total	10,533	1,496,366,488	100.00	8.939	89.02	621

As of the Cut-Off Date, the average original principal balance of the home equity loans was approximately $144,361 and the maximum original principal balance was approximately $759,398.

Cut-Off Date Principal Balances of the Home Equity Loans

Cut-Off Date Principal Balance ($)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Weighted Average Interest Rate (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)	Weighted Average Original FICO Score
Up to 50,000.00	1,229	41,926,473	2.80	10.925	76.33	625
50,000.01 - 100,000.00	3,116	233,525,652	15.61	9.628	85.81	625
100,000.01 - 150,000.00	2,354	292,015,836	19.51	9.124	89.96	619
150,000.01 - 200,000.00	1,549	268,503,952	17.94	8.840	89.83	619
200,000.01 - 250,000.00	969	216,082,960	14.44	8.697	89.95	621
250,000.01 - 300,000.00	583	158,597,975	10.60	8.545	90.01	621
300,000.01 - 350,000.00	305	98,554,248	6.59	8.504	90.33	624
350,000.01 - 400,000.00	185	69,189,658	4.62	8.452	90.74	622
400,000.01 and above	243	117,969,735	7.88	8.262	90.59	615

Total	10,533	1,496,366,488	100.00	8.939	89.02	621

As of the Cut-Off Date, the average principal balance of the home equity loans was approximately $142,065, and the maximum principal balance was approximately $752,405.

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Interest Rates of the Home Equity Loans

Interest Rate (%)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Original Combined Loan-to- Value Ratio (%)	Weighted Average Original FICO Score
7.000 - 7.999	1,398	278,094,250	18.58	198,923	76.28	647
8.000 - 8.999	3,213	571,539,908	38.20	177,884	87.94	621
9.000 - 9.999	3,418	453,494,796	30.31	132,678	96.13	616
10.000 - 10.999	1,375	133,680,868	8.93	97,222	95.13	589
11.000 - 11.999	667	39,084,539	2.61	58,598	90.33	600
12.000 - 12.999	254	12,374,655	0.83	48,719	92.31	596
13.000 - 13.999	112	4,567,026	0.31	40,777	92.42	588
14.000 - 14.999	77	2,851,443	0.19	37,032	91.96	579
15.000 - 15.999	18	659,142	0.04	36,619	93.59	566
16.000 and above	1	19,862	0.00	19,862	96.50	515

Total	10,533	1,496,366,488	100.00	142,065	89.02	621

As of the Cut-Off Date, the weighted average interest rate of the home equity loans was 8.939% per annum.

Original Combined Loan-to-Value Ratios of the Home Equity Loans

Original Combined Loan-to-Value Ratio (%)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Interest Rate (%)	Weighted Average Original FICO Score
0.01 to 30.00	142	7,675,073	0.51	54,050	8.444	642
30.01 to 40.00	141	10,725,771	0.72	76,069	8.378	625
40.01 to 50.00	213	19,622,207	1.31	92,123	8.394	629
50.01 to 60.00	400	45,485,754	3.04	113,714	8.275	627
60.01 to 70.00	631	75,765,120	5.06	120,072	8.287	620
70.01 to 80.00	1,464	173,440,559	11.59	118,470	8.586	621
80.01 to 90.00	1,553	254,717,860	17.02	164,017	8.376	616
90.01 to 100.00	3,648	563,699,275	37.67	154,523	9.019	618
100.01 to 105.86	2,341	345,234,868	23.07	147,473	9.692	626

Total	10,533	1,496,366,488	100.00	142,065	8.939	621

As of the Cut-Off Date, the weighted average original combined loan-to-value ratio of the home equity loans was 89.02%.

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Geographic Distribution of Mortgaged Properties of the Home Equity Loans

State	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
Virginia	990	175,614,759	11.74
Florida	738	122,461,805	8.18
California	498	107,524,860	7.19
New York	596	88,929,807	5.94
Pennsylvania	680	80,119,196	5.35
Maryland	356	74,040,870	4.95
New Jersey	325	68,866,605	4.60
Ohio	586	55,641,247	3.72
Texas	798	54,751,179	3.66
Massachusetts	271	54,318,037	3.63
Illinois	420	50,030,697	3.34
Washington	285	47,372,825	3.17
Arizona	247	44,237,720	2.96
North Carolina	331	39,988,488	2.67
Oregon	231	38,770,288	2.59
Missouri	281	31,047,641	2.07
Indiana	261	28,127,300	1.88
Minnesota	149	26,377,578	1.76
Connecticut	147	26,305,239	1.76
Kentucky	233	24,184,617	1.62
Georgia	193	23,695,822	1.58
Michigan	163	20,795,145	1.39
Wisconsin	165	19,647,300	1.31
Delaware	113	17,164,772	1.15
Oklahoma	176	14,536,160	0.97
Colorado	86	13,787,177	0.92
Tennessee	111	11,675,135	0.78
Louisiana	117	11,588,136	0.77
New Hampshire	59	11,076,894	0.74
Hawaii	53	10,816,139	0.72
South Carolina	87	10,420,325	0.70
Nevada	45	10,387,605	0.69
Iowa	128	10,259,262	0.69
Kansas	92	9,049,112	0.60
Alabama	78	8,572,258	0.57
Rhode Island	38	8,493,944	0.57
West Virginia	88	8,152,630	0.54
New Mexico	58	7,570,266	0.51
Idaho	64	6,911,349	0.46
Nebraska	65	6,450,188	0.43
Utah	40	5,295,146	0.35
Maine	39	5,286,727	0.35
Wyoming	21	2,723,361	0.18
South Dakota	21	1,909,073	0.13
Vermont	10	1,391,800	0.09

Total:	10,533	1,496,366,488	100.00

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Occupancy Type of the Home Equity Loans

Occupancy Type	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
Primary	10,533	1,496,366,488	100.00

Total	10,533	1,496,366,488	100.00

Lien Priority of the Home Equity Loans

Lien Priority	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
First Lien	9,480	1,437,519,736	96.07
Second Lien	1,053	58,846,752	3.93

Total	10,533	1,496,366,488	100.00

Original Term to Maturity of the Home Equity Loans

Original Term to Maturity (Months)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
1 – 60	63	2,261,374	0.15
61 – 120	538	31,074,613	2.08
121 – 180	1,126	90,706,288	6.06
181 – 240	1,152	117,892,447	7.88
241 – 300	1,313	173,138,018	11.57
301 – 360	6,341	1,081,293,747	72.26

Total	10,533	1,496,366,488	100.00

As of the Cut-Off Date, the weighted average original term to maturity of the home equity loans was approximately 323 months.

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Remaining Term to Maturity of the Home Equity Loans

Remaining Term to Maturity (Months)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
1 – 60	79	2,898,970	0.19
61 – 120	552	32,820,643	2.19
121 – 180	1,123	90,637,881	6.06
181 – 240	1,244	126,387,978	8.45
241 – 300	1,345	187,167,427	12.51
301 – 360	6,190	1,056,453,590	70.60

Total	10,533	1,496,366,488	100.00

As of the Cut-Off Date, the weighted average remaining term to maturity of the home equity loans was approximately 309 months.

Year of Origination of the Home Equity Loans

Year of Origination	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
2005	499	75,924,347	5.07
2006	10,034	1,420,442,141	94.93

Total	10,533	1,496,366,488	100.00

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

FICO Credit Scores (1)(2)

FICO Credit Score	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Interest Rate (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
500 - 540	1,390	192,850,631	12.89	138,741	9.237	88.02
541 - 580	1,627	228,769,620	15.29	140,608	9.159	88.72
581 - 620	2,156	324,000,402	21.65	150,278	9.060	89.61
621 - 660	2,301	338,949,259	22.65	147,305	8.983	90.36
661 - 700	1,832	254,089,126	16.98	138,695	8.682	89.21
701 - 740	787	104,614,351	6.99	132,928	8.461	87.91
741 - 780	356	44,783,424	2.99	125,796	8.105	84.67
781 - 820	84	8,309,674	0.56	98,925	7.884	74.40

Total	10,533	1,496,366,488	100.00	142,065	8.939	89.02

As of the Cut-Off Date, the weighted average FICO Credit Score at origination of the home equity loans was 621.

(1)

HSBC Finance does not use FICO Credit Scores as a primary basis of its credit decisions but evaluates credit-worthiness based upon a proprietary internal credit-scoring model. The FICO Credit Scores presented represent the scores entered into the first borrower’s field in HSBC Finance’s or its subsidiary’s electronic records at the time of application. These scores may be the higher or the lower of the FICO Credit Scores for co-borrowers of a home equity loan and may not be the score assigned to the primary obligor on the loan.

(2)

“FICO Credit Scores” are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers to establish patterns that are believed to be indicative of the borrower’s probability of default. The FICO Credit Score is based on a borrower’s historical credit data, including, among other things, payments history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed especially for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. We cannot assure you that a FICO Credit Score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Modeling Assumptions

As of the Cut-Off Date, the home equity loans have the following characteristics:

	Current Balance ($)	Gross Coupon (%)	Servicing (%)	Net Coupon (%)	Original Term (months)	Remaining Term (months)	Next Payment Date
1	20,392,328.89	9.168	0.50	8.668	111	99	August 2007
2	57,464,821.16	9.162	0.50	8.662	176	163	August 2007
3	77,728,592.67	9.134	0.50	8.634	237	224	August 2007
4	113,576,496.41	9.047	0.50	8.547	294	281	August 2007
5	693,470,900.98	8.873	0.50	8.373	355	343	August 2007
6	12,943,658.75	9.277	0.50	8.777	110	97	September 2007
7	33,241,466.66	9.126	0.50	8.626	176	162	September 2007
8	40,163,854.78	9.024	0.50	8.524	236	222	September 2007
9	59,561,521.39	9.058	0.50	8.558	293	279	September 2007
10	387,822,846.38	8.888	0.50	8.388	356	342	September 2007

•

the scheduled monthly payment for each home equity loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the home equity loan will amortize in amounts sufficient for its repayment over its remaining term to maturity

•	the net loan rate for each home equity loan is equal to the loan rate less the rate at which the servicing fee is calculated

•	none of the sellers, the servicer or the depositor will repurchase any home equity loan

•

there are no delinquencies or losses on the home equity loans, and principal payments on the home equity loans will be timely received together with prepayments, if any, at the respective constant percentages of the prepayment assumption described in the table, except where specified otherwise

•	there is no interest shortfall in any month

•

the Collection Period is the calendar month preceding the month in which such Distribution Date occurs, except that with respect to the initial Distribution Date, the Collection Period is the period beginning on the day immediately following the Cut-Off Date and ending on August 31, 2007.

•	payments on the Certificates will be received on the 20th day of each month, commencing in September 2007

•	payments on the home equity loans earn no reinvestment return

•	no reduction to the interest rate of any home equity loan occurs under the Pay Right Rewards program

•	there are no additional ongoing issuing entity expenses payable out of the issuing entity

•	the Certificates will be purchased on July 26, 2007

•

the pass-through margins for the Class A-S, Class A-M, Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, and Class M-2 Certificates are 0.22% per annum, 0.30% per annum, 0.12% per annum, 0.20% per annum, 0.30% per annum, 0.44% per annum, 0.45% % per annum and 0.55% per annum, respectively

•	1-month LIBOR remains constant at 5.32%, except where specified otherwise

•	with regards to the following tables, except where specified otherwise, the optional termination is not exercised

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Percentages of Initial Certificate Principal Balance of the Classes A-S and

A-M Certificates Outstanding(1) at the Following Percentages of the

Prepayment Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
August 2008	98	82	75	67	59	51	36
August 2009	96	66	53	41	29	19	1
August 2010	94	52	36	21	9	0	0
August 2011	92	40	27	20	9	0	0
August 2012	89	32	22	15	9	0	0
August 2013	86	27	17	11	6	0	0
August 2014	83	23	14	8	4	0	0
August 2015	80	20	11	6	3	0	0
August 2016	77	17	9	4	2	0	0
August 2017	73	14	7	3	1	0	0
August 2018	70	12	5	2	*	0	0
August 2019	65	10	4	2	0	0	0
August 2020	61	8	3	1	0	0	0
August 2021	57	7	2	*	0	0	0
August 2022	52	6	2	0	0	0	0
August 2023	48	5	1	0	0	0	0
August 2024	43	4	1	0	0	0	0
August 2025	37	3	*	0	0	0	0
August 2026	33	3	0	0	0	0	0
August 2027	30	2	0	0	0	0	0
August 2028	27	2	0	0	0	0	0
August 2029	24	1	0	0	0	0	0
August 2030	20	1	0	0	0	0	0
August 2031	17	*	0	0	0	0	0
August 2032	14	0	0	0	0	0	0
August 2033	10	0	0	0	0	0	0
August 2034	6	0	0	0	0	0	0
August 2035	2	0	0	0	0	0	0
August 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	15.45	4.96	3.49	2.59	1.90	1.27	0.93
Weighted Average Life to Call (years)(2)(3)	15.38	4.59	3.19	2.37	1.72	1.27	0.93

(1)	Rounded to the nearest whole percentage
(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.
(3)	Calculated using the 10% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 10% of the initial aggregate principal balance of the Certificates.
(*)	Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Percentages of Initial Certificate Principal Balance of the Classes A-1

Certificates Outstanding(1) at the Following Percentages of the Prepayment

Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
August 2008	96	62	45	28	11	0	0
August 2009	92	27	0	0	0	0	0
August 2010	87	0	0	0	0	0	0
August 2011	82	0	0	0	0	0	0
August 2012	76	0	0	0	0	0	0
August 2013	70	0	0	0	0	0	0
August 2014	64	0	0	0	0	0	0
August 2015	56	0	0	0	0	0	0
August 2016	49	0	0	0	0	0	0
August 2017	42	0	0	0	0	0	0
August 2018	34	0	0	0	0	0	0
August 2019	25	0	0	0	0	0	0
August 2020	15	0	0	0	0	0	0
August 2021	5	0	0	0	0	0	0
August 2022	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	8.53	1.47	1.03	0.80	0.66	0.56	0.43
Weighted Average Life to Call (years)(2)(3)	8.53	1.47	1.03	0.80	0.66	0.56	0.43

(1)	Rounded to the nearest whole percentage
(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.
(3)	Calculated using the 10% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 10% of the initial aggregate principal balance of the Certificates.

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Percentages of Initial Certificate Principal Balance of the Class A-2

Certificates Outstanding(1) at the Following Percentages of the Prepayment

Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
August 2008	100	100	100	100	100	87	15
August 2009	100	100	95	37	0	0	0
August 2010	100	92	14	0	0	0	0
August 2011	100	36	0	0	0	0	0
August 2012	100	0	0	0	0	0	0
August 2013	100	0	0	0	0	0	0
August 2014	100	0	0	0	0	0	0
August 2015	100	0	0	0	0	0	0
August 2016	100	0	0	0	0	0	0
August 2017	100	0	0	0	0	0	0
August 2018	100	0	0	0	0	0	0
August 2019	100	0	0	0	0	0	0
August 2020	100	0	0	0	0	0	0
August 2021	100	0	0	0	0	0	0
August 2022	92	0	0	0	0	0	0
August 2023	71	0	0	0	0	0	0
August 2024	47	0	0	0	0	0	0
August 2025	22	0	0	0	0	0	0
August 2026	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	16.94	3.87	2.65	2.00	1.59	1.32	0.97
Weighted Average Life to Call (years)(2)(3)	16.94	3.87	2.65	2.00	1.59	1.32	0.97

(1)	Rounded to the nearest whole percentage
(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.
(3)	Calculated using the 10% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 10% of the initial aggregate principal balance of the Certificates.

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Percentages of Initial Certificate Principal Balance of the A-3 Certificates

Outstanding(1) at the Following Percentages of the Prepayment Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
August 2008	100	100	100	100	100	100	100
August 2009	100	100	100	100	75	0	0
August 2010	100	100	100	16	0	0	0
August 2011	100	100	63	8	0	0	0
August 2012	100	93	21	0	0	0	0
August 2013	100	59	0	0	0	0	0
August 2014	100	30	0	0	0	0	0
August 2015	100	4	0	0	0	0	0
August 2016	100	0	0	0	0	0	0
August 2017	100	0	0	0	0	0	0
August 2018	100	0	0	0	0	0	0
August 2019	100	0	0	0	0	0	0
August 2020	100	0	0	0	0	0	0
August 2021	100	0	0	0	0	0	0
August 2022	100	0	0	0	0	0	0
August 2023	100	0	0	0	0	0	0
August 2024	100	0	0	0	0	0	0
August 2025	100	0	0	0	0	0	0
August 2026	100	0	0	0	0	0	0
August 2027	80	0	0	0	0	0	0
August 2028	59	0	0	0	0	0	0
August 2029	36	0	0	0	0	0	0
August 2030	10	0	0	0	0	0	0
August 2031	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	21.43	6.46	4.44	3.00	2.26	1.85	1.33
Weighted Average Life to Call (years)(2)(3)	21.43	6.46	4.44	3.00	2.26	1.85	1.33

(1)	Rounded to the nearest whole percentage
(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.
(3)	Calculated using the 10% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 10% of the initial aggregate principal balance of the Certificates.
(*)	Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Percentages of Initial Certificate Principal Balance of the Class A-4

Certificates Outstanding(1) at the Following Percentages of the Prepayment Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
August 2008	100	100	100	100	100	100	100
August 2009	100	100	100	100	100	98	3
August 2010	100	100	100	100	47	0	0
August 2011	100	100	100	100	47	0	0
August 2012	100	100	100	78	47	0	0
August 2013	100	100	92	57	34	0	0
August 2014	100	100	72	42	23	0	0
August 2015	100	100	57	30	15	0	0
August 2016	100	88	45	22	10	0	0
August 2017	100	74	36	16	7	0	0
August 2018	100	63	28	12	2	0	0
August 2019	100	53	22	8	0	0	0
August 2020	100	44	17	5	0	0	0
August 2021	100	37	13	2	0	0	0
August 2022	100	31	10	0	0	0	0
August 2023	100	25	8	0	0	0	0
August 2024	100	21	5	0	0	0	0
August 2025	100	17	2	0	0	0	0
August 2026	100	14	0	0	0	0	0
August 2027	100	11	0	0	0	0	0
August 2028	100	9	0	0	0	0	0
August 2029	100	6	0	0	0	0	0
August 2030	100	3	0	0	0	0	0
August 2031	90	*	0	0	0	0	0
August 2032	73	0	0	0	0	0	0
August 2033	55	0	0	0	0	0	0
August 2034	34	0	0	0	0	0	0
August 2035	12	0	0	0	0	0	0
August 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	26.24	13.56	9.68	7.32	5.03	2.52	1.79
Weighted Average Life to Call (years)(2)(3)	25.84	11.62	8.12	6.12	4.06	2.52	1.79

(1)	Rounded to the nearest whole percentage
(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.
(3)	Calculated using the 10% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 10% of the initial aggregate principal balance of the Certificates.
(*)	Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Percentages of Initial Certificate Principal Balance of the Class M-1

Certificates Outstanding(1) at the Following Percentages of the Prepayment Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
August 2008	100	100	100	100	100	100	100
August 2009	100	100	100	100	100	100	100
August 2010	100	100	100	100	100	98	75
August 2011	100	100	83	60	100	98	75
August 2012	100	95	66	44	42	98	42
August 2013	100	81	52	32	19	77	11
August 2014	100	69	41	24	13	47	0
August 2015	100	59	33	17	9	25	0
August 2016	100	50	26	13	6	6	0
August 2017	100	42	20	9	0	0	0
August 2018	100	36	16	7	0	0	0
August 2019	100	30	12	5	0	0	0
August 2020	100	25	10	0	0	0	0
August 2021	100	21	7	0	0	0	0
August 2022	100	17	6	0	0	0	0
August 2023	100	14	3	0	0	0	0
August 2024	100	12	0	0	0	0	0
August 2025	100	10	0	0	0	0	0
August 2026	98	8	0	0	0	0	0
August 2027	90	6	0	0	0	0	0
August 2028	81	5	0	0	0	0	0
August 2029	72	0	0	0	0	0	0
August 2030	61	0	0	0	0	0	0
August 2031	52	0	0	0	0	0	0
August 2032	42	0	0	0	0	0	0
August 2033	31	0	0	0	0	0	0
August 2034	20	0	0	0	0	0	0
August 2035	7	0	0	0	0	0	0
August 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	24.12	10.42	7.35	5.78	5.54	7.12	4.53
Weighted Average Life to Call (years)(2)(3)	23.90	9.37	6.52	5.14	5.03	3.07	2.15

(1)	Rounded to the nearest whole percentage
(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.
(3)	Calculated using the 10% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 10% of the initial aggregate principal balance of the Certificates.

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Percentages of Initial Certificate Principal Balance of the Class M-2

Certificates Outstanding(1) at the Following Percentages of the Prepayment

Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
August 2008	100	100	100	100	100	100	100
August 2009	100	100	100	100	100	100	100
August 2010	100	100	100	100	100	100	100
August 2011	100	100	83	60	90	100	25
August 2012	100	95	66	44	29	52	6
August 2013	100	81	52	32	19	11	0
August 2014	100	69	41	24	13	7	0
August 2015	100	59	33	17	9	0	0
August 2016	100	50	26	13	6	0	0
August 2017	100	42	20	9	0	0	0
August 2018	100	36	16	7	0	0	0
August 2019	100	30	12	*	0	0	0
August 2020	100	25	10	0	0	0	0
August 2021	100	21	7	0	0	0	0
August 2022	100	17	6	0	0	0	0
August 2023	100	14	0	0	0	0	0
August 2024	100	12	0	0	0	0	0
August 2025	100	10	0	0	0	0	0
August 2026	98	8	0	0	0	0	0
August 2027	90	6	0	0	0	0	0
August 2028	81	1	0	0	0	0	0
August 2029	72	0	0	0	0	0	0
August 2030	61	0	0	0	0	0	0
August 2031	52	0	0	0	0	0	0
August 2032	42	0	0	0	0	0	0
August 2033	31	0	0	0	0	0	0
August 2034	20	0	0	0	0	0	0
August 2035	7	0	0	0	0	0	0
August 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	24.12	10.38	7.31	5.69	5.13	5.32	3.94
Weighted Average Life to Call (years)(2)(3)	23.89	9.37	6.51	5.08	4.64	3.07	2.15

(1)	Rounded to the nearest whole percentage
(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.
(3)	Calculated using the 10% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 10% of the initial aggregate principal balance of the Certificates.
(*)	Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Breakeven Losses

Static LIBOR

Class	CDR	Collateral Cum Loss
M-1	32.91%	21.15%
M-2	26.59%	18.73%

Forward LIBOR

Class	CDR	Collateral Cum Loss
M-1	32.68%	21.05%
M-2	26.21%	18.64%

Assumes:

1)	100% Prepayment Speed

2)	40% Loss Severity

3)	Triggers failing

4)	To call

5)	Breakeven Loss represents CDR which results in first dollar of principal loss

6)	12 mos. Recovery Lag

7)	No P&I Advanced

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Contacts

HSBC

ABS Term Origination
Rob DiOrio	212-525-3651
Managing Director	rob.diorio@us.hsbc.com

Stephen Lei	212-525-7580
Vice President	stephen.lei@us.hsbc.com

Vishal Desai	212-525-8199
Analyst	vishal.v.desai@us.hsbc.com

ABS Syndicate
Michael Banchik	212-525-3399
Senior Vice President	michael.banchik@us.hsbc.com

Sang Han	212-525-5628
Associate	sang.han@us.hsbc.com

ABS Structuring and Analytics
Cyrus Mohebbi	212-525-3781
Managing Director	cyrus.mohebbi@us.hsbc.com

Konstantin Babets	212-525-4315
Associate	konstantin.babets@us.hsbc.com

HSBC Home Equity Loan Trust (USA)
Proposed Transaction Structure

Important Information

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities described herein, supersedes any information contained in any prior similar material related to these securities and will be superseded by any information contained in a base prospecuts and prospectus supplement conveyed to you prior to the time of your contractual commitment to purchase any of the securities described herein. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The securities referred to herein are being sold when, as and if issued. The issuer is not obligated to issue such securities or any similar security and the underwriter’s obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such securities when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the asset pool backing them, may change (due, among other things, to the possibility that assets that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different assets may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the assets and securities having the characteristics described in these materials. If for any reason the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Any statistical analyses contained herein, including the composition of the assets and issuer liability structure, are for illustrative purposes only and are not intended to represent the actual structure or predict or project actual returns. The final asset pool and transaction structure will be determined at or around the time of pricing of the securities based upon market conditions and other applicable factors. Any statistical information contained herein may be based on preliminary assumptions about the assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. Neither the issuer of the securities nor any of its affiliates (other than HSBC Securities (USA) Inc. in its capacity as underwriter) prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

This communication highlights selected information from the transaction documentation and does not contain a complete description of the transaction or the structural characteristics of the securities. This communication may contain general, summary discussions of tax, regulatory, accounting and/or legal issues relevant to the proposed transaction. Any such discussions is necessarily generic and may not be applicable to or complete for your specific facts and circumstances. HSBC is not offering and does not purport to offer tax, regulatory, accounting or legal advice and this information should not and cannot be relied upon as such. Prior to entering into any proposed transaction, you should determine, in consultation with your own legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. The securities may not be suitable investments for you. You should not purchase the securities unless you have carefully considered and are able to bear the associated risks of investing in the securities. You must be willing to assume, among other risks, market price volatility, prepayments, yield curve and interest rate risk.

This document is issued by HSBC Securities (USA) Inc. (“HSBC” and, together with its affiliates and subsidiaries, “HSBC Group”). Any member of the HSBC Group, in its capacity as principal or agent is involved in a wide range of commercial banking and investment banking activities globally (including investment advisory, asset management, research, securities issuance, trading and brokerage) from which conflicting interests or duties may arise. Any member of the HSBC Group and/or its clients may have or have had interests or long or short positions in the securities or other financial instruments of the type referred to herein and may at any time make purchases and/or sales in them as principal or agent. Any member of the HSBC Group may act or have acted as market-maker in the securities or other financial instruments of the type discussed herein.